Exhibit 10.2

THIS CONTRACT WITH GLOBAL GREEN SOLUTIONS AND MURDOCK CAPITAL
PARTNERS DATED OCTOBER 1, 2006.

This CONSULTING AGREEMENT (the "Agreement"), is effective as of December 15, 2006 between: Global Green Solutions, Inc.

And:

Murdock Capital Partners Corp.
520 Madison Ave.
New York, NY 10022

WITNESSETH

WHEREAS, the Company requires consulting services relating to management advisement and strategic planning. In connection with its business, and advisory and consulting related to the Company marketing its etymologies; and

WHEREAS, Consultant is qualified to provide the Company with the aforementioned and is desirous to perform such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide these consulting services and wishes to contract with the Consultant regarding the same,

NOW, THEREFORE, in consideration of the mutual covenants herein, it is agreed as follows:

  APPOINTMENT. The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

  TERM. The term of this Consulting Agreement shall begin as of the date of this Agreement, and shall terminate 360 days thereafter, unless earlier terminated in accordance with paragraph 7a herein or extended as agreed to between the parties.

  SERVICES. During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, matters in connection with the operation of the businesses of the Company, advisement on issues confronted by publicly trading and publicly reporting companies expansion of services, acquisitions and Business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby. Related to the aforementioned, Consultant agrees, that it is critical that he provide the Company with weekly written updates if required regarding any7 progress he is making with respect to his charges and responsibilities. Such written reports shall be delivered to the Company, via electronic transmission.

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  DUTIES OF THE COMPANY. The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant at any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant witn full and complete copies of all financial reports, all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplies by any financial analyst, and with all brochures or other sales materials relating to its products or services.

  COMPENSATION. For every 30 day period during the Tenn of this Agreement, beginning January 1, 2007, Consultant shall earn US $3,000 cash payment plus $2,000 (Two

  Thousand Dollars) per month payable in Global Green common stock at $.50 per share which equates to 4,000 shares per month. The certificate for these shares is to be issued on a quarterly basis in advance commencing January 1, 2007.

  Global Green shall also issue options for 500,0000 common shares, provided under the Global Green S-8 option plan with a strike price of $.50 cents (US), vesting at the rate of 250,000 shares in the first three (3) months of this contract, with the remaining 250,000 shares vesting in the succeeding three (3) months of this contract Options will be pro rated should the contact be canceled by either party within this six (6) month period.

  REPRESENTATION AND INDEMNIFICATION.
    The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experieneed in providing the aforementioned services.

    Company. Company agrees to indemnify, defend, and shall hold harmless Company, Consultant and/or his agents, and shall defend any action brought against said parties with respect to any claim, demand cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that (i) is true, (ii) would constitute a breach of any of Company representation, warranty, or agreement hereunder, or (iii) arises out of the negligence or willful misconduct of Company.

    Consultant. Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, emp1oyees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of gross negligence or willful misconduct of Consultant.

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d.     NOTICE. In claiming indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.5     COMPLIANCE WITH SECURITIES LAWS. The Company understands than any and all compensation outlined in section 5 shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company is an independent contractor. Consultant is a natural person. Any monies transferred to Company by Consultant to pay for the exercise of Warrants are not made with the intent to provide the Company with capital. Consultant has been engaged to provide the Company with traditional business, management, technical and operational consulting, and related business services. Consultant's engagement does not involve the promotion or marketing of any Company securities, nor does it involve raising money for the Company.
  MISCELLANEOUS.
    Termination: This Agreement may be terminated for any reason by either Party upon written notice to the non-Terminating Party. In such cases, the Termination shall be effective immediately from the date such written notice is received by the non-Terminating Party. Termination notification may be delivered via facsimile to the fax number listed herein or electronically to the Company or to the e mail address for the Consultant. If a fax number or e mail address is not provided, service by US Mail in accordance with the US common law "mailbox rule" shall be satisfactory, good and valid service.

      Termination Due to Cause. In the event of a Termination for cause due to non-performance or negligence, the Parties specifically agree that Termination may be delivered, up to 60 days from the date at the actual non-performance or negligent event. In such cases, the Terminating shall be deemed to have been received by the non-Terminating party as of the date of the non-performance or negligent event.

    Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

    Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile, telephone number as the Party shall have in writing to the other Party

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    Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

    Assignment: Compensation under this Agreement is assignable at the discretion of the Consultant.

    Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the ba1ance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

    Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof Arbitration shall occur only in New York. The interpretation and the enforcement of this Agreement shall be governed by New York Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

    Specific Performance: Consultant shall have the right to demand specific performance of the terms, and each of them, of this Agreement.

    Execution of the Agreement: Company and the party executing this Agreement on behalf of the Company has the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with the respective terms. Upon delivery of this Agreement to Consultant Agreement, and the other agreements referred to herein,. will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

SIGNATURE PAGE FOLLOWS:

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DECEMBER 15, 2006

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the data first above written.

Consultant

/s/   J. D. FRATER                                                                                 /s/   THOMAS M. DEAN, President
President and CEO                                                                             Murdock Capital Partners Corp.

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